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                        AGREEMENT OF LEASE BY AND BETWEEN
                      JEFFREY A. LOPATIN, AS LANDLORD, AND
                     KLEINERT'S, INC. OF FLORIDA, AS TENANT

                                Table of Contents

                                                                           Page

1.       Reference Data and Definitions.....................................  1
2.       Demise, Use, Rent and Term.........................................  2
3.       Commencement of Term...............................................  3
4.       Holding Over.......................................................  3
5.       Improvements.......................................................  4
6.       Real Estate Taxes..................................................  6
7.       Lease Tax..........................................................  7
8.       Tenant Utilities...................................................  8
9.       Payment of Rent; Interest..........................................  8
10.      Quiet Enjoyment.................................................... 10
11.      Signage............................................................ 10
12.      Use................................................................ 10
13.      Assignment and Subletting.......................................... 10
14.      Fire or Other Casualty............................................. 11
15.      Landlord's Right to Enter.......................................... 15
16.      Insurance.......................................................... 16
17.      Representations and Warranties of Landlord......................... 19
18.      Representations and Warranties of Tenant........................... 23
19.      Repairs and Condition of Premises.................................. 25
20.      Compliance with Law................................................ 27
21.      Mechanics' Liens................................................... 28
22.      Recordation of Memorandum of Lease................................. 28
23.      Default/Remedies of Landlord....................................... 29
24.      Default/Remedies of Tenant......................................... 32
25.      Remedies Cumulative................................................ 33
26.      Excepted from Premises............................................. 33
27.      Lease Subordinated................................................. 33
28.      Paramount Lease.................................................... 35
29.      Condemnation....................................................... 36
30.      Notices............................................................ 37
31.      Definitions........................................................ 38
32.      Estoppel Certificate............................................... 40
33.      Brokers............................................................ 41
34.      Whole Agreement.................................................... 42
35.      Security Interest.................................................. 42
36.      Extension Option................................................... 43
37.      WAIVER OF JURY TRIAL............................................... 43
38.      Miscellaneous...................................................... 44

                                    Exhibits

EXHIBIT A - The Leased Premises.............................................

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                               AGREEMENT OF LEASE

                   AGREEMENT (hereinafter referred to as "the Lease"), made and effective the 15th day of December, 1995, by and between JEFFREY A. LOPATIN (hereinafter "Landlord"), and KLEINERT'S, INC. OF FLORIDA, a Florida corporation, (hereinafter "Tenant").

                   1. Reference Data and Definitions. Any reference in this Lease to the following subjects including any reference contained in the Articles and Exhibits indicated by parentheticals, shall incorporate therein the data stated for the subject(s) in this Article 1:

LANDLORD'S ADDRESS:                         3 North Pine Circle
                                            Belleair, FL   34616
                                            Telephone:  (813) 587-6557
                                            Facsimile:  None

WITH AN ADDITIONAL COPY TO:

                                            Hamden H. Baskin, III, Esquire
                                            516 N. Ft. Harrison Avenue
                                            Clearwater, FL   34616
                                            Telephone:  (813) 447-2994
                                            Facsimile:  (813) 446-0049

TENANT'S ADDRESS:                           2300 South Belcher Road
                                            Largo, FL  34641
                                            Telephone:
                                            Facsimile:

WITH AN ADDITIONAL COPY TO:

                                            Cozen and O'Connor
                                            The Atrium
                                            1900 Market Street - 3rd Floor
                                            Philadelphia, PA   19103
                                            Attention:  Steven N. Haas, Esquire
                                            Telephone:  (215) 665-4171
                                            Facsimile:  (215) 665-2013

LEASED PREMISES:                            All of that parcel of real property
                                            and the 78,000 +\- square foot
                                            commercial building constructed on
                                            it located at 2300 South Belcher
                                            Road, Pinellas County, Largo, FL
                                            34641, more particularly described
                                            on Exhibit "A", attached to and
                                            forming a part of this Lease.
                                            (Article 2)





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BUILDING RENTABLE AREA:  78,000 +\- rentable square feet.

COMMENCEMENT DATE: December 15, 1995 (Article 2)

TERM: Three (3) years (Article 2)

EXTENSION OPTIONS: Three (3) consecutive (Article 36)

EXTENSION PERIOD:  One (1) year each (Article 36)

TERMINATION DATE: 11:59 p.m. on December 31, 1998,

ANNUAL FIXED RENT: $312,000.00 plus applicable Florida State Sales Tax (Article 2, Article 36)

MONTHLY FIXED RENT: $26,000.00 plus applicable Florida State Sales Tax (Article 2, Article 36)

PERMITTED USE: A textile manufacturing plant, related and affiliated warehouse and office use, and such other and additional lawful related purposes.

SECURITY DEPOSIT: None

IN CASE OF CONFLICT BETWEEN THE PROVISIONS OF THIS ARTICLE 1 AND
THE PROVISIONS SET FORTH ELSEWHERE IN THIS LEASE, SUCH PROVISIONS
ELSEWHERE SHALL CONTROL.



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                   2. Demise, Use, Rent and Term. In consideration of the mutual covenants set forth in this Lease, and of the rent provided for herein, Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord, for the term and subject to the provisions hereof, the Leased Premises in Article 1 above (the parcel of land herein referred to separately as the "Land", the commercial building herein referred to separately as the "Building" and collectively herein referred to as the "Premises"); this demise being for a term (herein referred to as the "Term") beginning on the Commencement Date and ending, without the necessity of notice from either party to the other, on the Termination Date, for the Annual Fixed Rent, lawful money of the United States of America, payable from and after the Commencement Date in equal monthly installments, each in the amount of 1/12 of the Annual Fixed Rent, in advance on or before the first day of each calendar month during the Term. Rent Year 1 shall commence on the Commencement Date, and shall terminate on the day before the first anniversary of the Commencement Date if the Commencement Date is the first day of a month (or the day before the first day of the first month occurring after the first anniversary of the Commencement Date if the Commencement Date is not the first day of a month). The remaining Rent Years shall be the successive one year periods after Rent Year 1. If the Commencement Date is other than the first day of a month, rent (including Annual Fixed Rent and any additional rent) from such date until the first day of the following month shall be prorated and shall be payable (together with the rent for the first full calendar month after the Commencement Date) on the Commencement Date.

                   3. Commencement of Term.

                            (a) The Term shall commence on December 15, 1995
(herein referred to as the "Commencement Date").

                   4. Holding Over. If Tenant or any person claiming through Tenant shall continue to occupy the Premises after the expiration or earlier termination of the Term or any renewal of the Term with or without Landlord's prior written consent, such holding over shall not be deemed to extend the Term or to renew the Lease, but the tenancy thereafter shall be from month-to-month only, at the rental in effect during the last month of the immediately-preceding Term, subject to being terminated by either party at the end of any month, upon thirty (30) days' prior written notice and subject to all of the other terms and conditions of this Lease.



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                   5. Improvements.

                            (a) In reliance upon Landlord's representation and
warranty that all mechanical systems and structural components of the Building are in good condition, working order and fully operative, without the necessity for any capital improvements or major repairs, Tenant, by entering into possession of the Premises, accepts the Premises subject to the foregoing representation and warranty of Landlord, except: (a) as provided elsewhere by the provisions of this Lease, and (b) for latent defects as to which Tenant specifically reserves, and does not waive, all claims, rights and remedies it may have at law, in equity or by contract.

                            (b) During the initial Term of the Lease, and any
extension or renewal of it, Tenant has the right, at its own expense, and without the prior written consent and approval of Landlord or any mortgagee of the Premises, to make alterations and improvements to the Premises which may be necessary for carrying on Tenant's business. Provided, however, that Tenant shall not, without the prior written consent of Landlord, make any additions, alterations or improvements to the Building which would substantially alter or change the architectural or structural character of the Building. At the expiration or earlier termination of the Lease all such leasehold improvements and alterations shall become the property of the Landlord, unless Landlord shall have given Tenant written notice at least ninety (90) days before the expiration or earlier termination of the Lease to remove such improvements and alterations.




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                            (c) Tenant shall obtain all permits and
authorizations required for the prosecution of alterations and improvements, and shall comply with the requirements of all applicable insurance coverage in prosecuting the work. To the extent that any additional risk is created by Tenant's performance of alterations and improvements, Tenant will obtain appropriate insurance coverage to protect Landlord and Tenant, as their interests may appear, against such additional risk during the construction period.

                            (d) Tenant shall hold harmless, indemnify and defend
Landlord against all claims or liability attributable to mechanics' or similar lien claims, arising out of Tenant's construction of alterations and improvements to the Building.

                            (e) Notwithstanding anything in this Article to the
contrary, at the expiration or earlier termination of this Lease all personal property of Tenant, including, but not limited to, goods, wares, inventory, furniture, fixtures, equipment and machinery shall be and remain property of Tenant, and, provided that Tenant is not then in default under the Lease, Tenant shall have the right and shall be permitted to remove such personal property from the Premises. Personal property of Tenant specifically excludes any alteration or improvement that is permanently affixed to the Building, including, but not limited to, walls, floors, carpeting, ceilings and partitions. To the extent that the removal of Tenant's personal property may cause any damage to the Building, Tenant shall repair the damage, restoring the damaged area to its condition immediately preceding removal of Tenant's personal property.



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                            (f) The maintenance and/or repair of mechanical
systems in the Building are not to be construed as alterations or improvements within the scope of this Article.

                   6. Real Estate Taxes.

                            (a) All Real Estate Taxes, as hereafter defined,
shall be paid by Landlord, including any increase in real estate taxes attributable to Tenant's leasehold improvements. Provided, however, that Tenant shall reimburse Landlord for any increase in real estate taxes attributable solely to Tenant's leasehold improvements within fifteen (15) business days after Tenant's receipt from Landlord of an invoice for such increase accompanied by a copy of Landlord's original Real Estate Tax Bill, evidence of payment of Real Estate Taxes, and a separate calculation from the applicable taxing authority stating that portion of any Real Estate Tax increase specifically attributable to Tenant's leasehold improvements. Notwithstanding the foregoing, Tenant reserves the right to contest and to protest the validity and/or amount of any such increase, and any recovery credit, reduction or remittance achieved by Tenant shall be the exclusive property of and shall be paid directly to Tenant. The term "Real Estate Taxes" shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, and ad valorem taxes (other than "Lease Taxes" as defined in Article 7 below) assessed or imposed upon the Premises. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition or increase in any tax which would otherwise be included within the definition of Real Estate Taxes, such other tax shall be deemed to be included within Real Estate Taxes as defined herein.

                   7. Lease Tax. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon Landlord with respect to this Lease or the value of it, or upon the Tenant's use or occupancy of the Premises, or upon the rent (including, but not limited to applicable state sales tax attributable to the Lease), additional rent or any other sums payable under this Lease or upon this transaction (all of which are herein called "Lease Taxes"), Tenant shall pay to Landlord, as additional rent within ten (10) business days after Tenant's receipt of a bill from Landlord, the amount of the Lease Taxes, unless Tenant shall be prohibited by law from paying the same, in which event, Landlord shall be entitled, at its election, to terminate this Lease by written notice to Tenant.




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                   8. Tenant Utilities. Tenant shall make application for,
obtain directly, pay for and be solely responsible for all utilities consumed at the Premises, including, but not limited to, all water, gas, telephone service, garbage and trash collection, and electricity used or consumed by Tenant, and hold harmless Landlord against any charge, lien, claim or demand arising out of Tenant's use or consumption of such utilities.




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                   9. Payment of Rent; Interest. Without any demand therefor and without setoff or deduction (except as otherwise expressly provided in the Lease), Tenant shall pay to Landlord the Annual Fixed Rent and all additional rent and all other sums due hereunder, at the times and in the manner herein provided, to Landlord at the address set forth in Article 1, above, or to such other person and at such other place as Landlord may from time to time designate in writing. If any payment or any part of a payment to be made by Tenant to Landlord pursuant to the terms of this Lease shall become overdue for a period in excess of five (5) days after such payment is due (such due date to include any grace period granted or established by notice from Landlord to Tenant as provided in this Lease), Tenant shall pay interest on the payment overdue from the date when such payment or part of a payment was due at the rate of twelve percent (12%), (the "Lease Interest Rate") or, if there shall be a maximum amount rate permitted by law, such lesser amount or rate as represents the maximum amount or rate Landlord lawfully may charge with respect to Tenant in such circumstances. Nothing herein shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord's imposing or accepting such interest; the right to collect interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant.
Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord within ten (10) days after demand for all costs reasonably and necessarily incurred by Landlord (supported by invoices providing in reasonable detail and explanation of all services rendered, and costs incurred) in curing such default, including, without limitation, reasonable attorneys' fees and other legal expenses, together with interest thereon at the Lease Interest Rate, which costs and interest thereon shall be deemed to be additional rent hereunder. If Landlord fails to submit to Tenant the requisite documentary support, Tenant's obligation to make payment within such time-frame shall be deferred until the requisite documentary support is delivered to and approved by Tenant, which approval shall not be unreasonably conditioned, withheld or delayed, and shall be deemed to have been given within ten (10) business days after Tenant's receipt of the requisite documentary support if Tenant's objection or approval is not given sooner. Tenant's covenant to pay the Annual Fixed Rent and additional rent is independent of any other covenant, agreement, term or condition of this Lease.




                                        9


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                  10. Quiet Enjoyment. Upon paying to Landlord Rent and all
other charges provided for under this Lease, and observing and keeping all covenants, agreements and conditions of this Lease, Tenant shall quietly have and enjoy the Premises during the Term of this Lease, and any renewal or extension of it, without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord.

                   11. Signage. Tenant shall have the right to install signage at the Premises and on the Building identifying Tenant, displaying its logo, identifying the location of the Premises, and otherwise regulating the day to day operation of Tenant's business at and from the Premises. Such signage shall be built and installed in accordance with all applicable state, county and local codes. At the expiration or earlier termination of this Lease, Tenant shall remove the signage installed and repair any damage caused by such removal.

                   12. Use. Tenant shall not use or occupy, or permit to be used or occupied, the Premises or any part thereof, other than for the Permitted Use specified in Article 1.




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                   13. Assignment and Subletting. Tenant shall not mortgage,
pledge or encumber this Lease. Tenant may assign this Lease, or sublet or underlet all or any portion of the Premises, provided that in each instance Tenant (i) first notifies Landlord in writing that it desires to assign the Lease, sublet or underlet the Premises a portion of it, providing the terms of the proposed assignment or sublease; and (ii) first obtains the written consent of Landlord which consent Landlord shall not unreasonably withhold, condition or delay. The foregoing conditions for assignment or subletting shall not apply to an assignment or subletting by operation of law. In the event that Landlord grants its consent to any assignment of the Lease or subletting of the Premises, no such assignment will be valid unless the assignee shall execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, and no such subletting will be valid unless the subtenant first enters into a written agreement with Landlord, in such form and with such terms, covenants and conditions as may be reasonably required by Landlord. No consent by Landlord to an assignment or subletting shall constitute a consent to any further assignment of this Lease or subletting of all or any portion of the Premises. Further, Landlord's consent to an assignment or subletting shall not release Tenant from its primary obligation to pay the Annual Rent and all rent and other sums payable by Tenant under the Lease and to perform all other obligations to be performed by Tenant under the Lease.




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                   14. Fire or Other Casualty.

                            (a) If the Building and/or other improvements on the
Premises (including mechanical systems and/or equipment used in the operation of the Building) are damaged or destroyed by fire or other casualty, Landlord shall, at its sole cost and expense, promptly and diligently commence and prosecute to completion the repair, rebuilding, restoration or replacement (hereafter generically "restoration") of the Building and/or other improvements on the Premises, so as to restore them within sixty (60) days after such casualty, to their respective conditions immediately before such damage or destruction. Provided however, that if such fire or other casualty occurs (i) during the last six (6) months of the then-current Term of this Lease, which Term Tenant has not extended pursuant to express provision of this Lease, and it will take more than sixty (60) days to restore the damage or destruction measured from the date of the fire or other casualty, or (ii) renders all or a substantial portion of the Building untenantable, Landlord shall have the right to terminate this Lease (with equitable prorations of Rent for Tenant's possession of any tenantable portion of the Premises from and after the date of casualty and before the effective date of termination) by giving Tenant written notice within thirty (30) days after the date of the fire or other casualty, and the Lease shall be deemed to be terminated as of the date Tenant receives Landlord's notice, but affording Tenant sufficient time and opportunity to remove its property from the Premises; and neither party shall have any further liability to the other under the Lease except for obligations which were accrued and unpaid as of the date of the casualty, subject to appropriate set-offs, if any. For the purposes of this Article, thirty percent (30%) or more of the floor area of the Building shall be deemed to be a substantial portion of the Building. Landlord and Tenant agree that any deviation plus or minus two percent (2%) from the definition of "substantial portion of the Building", shall be deemed to be a de minimis deviation and the provisions of this subparagraph shall remain operative. If such notice is given, Landlord shall have no obligation to restore. If Landlord fails to give written notice of termination within such thirty (30)-day period, Landlord shall be deemed to have elected to restore such damage in accordance with this Article. Under all circumstances, Rent shall equitably abate as to those portions of the Building that are untenantable, from time to time, as a result of such fire or other casualty.




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                   It shall be Landlord's responsibility to obtain its
mortgagee's release of insurance proceeds for the purpose of making repairs and Landlord's consent not to apply any portion of insurance proceeds to the mortgage loan except if the insurance proceeds exceed the cost of repairs and restoration.




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                            (b) If the Building and/or other improvements on the
Premises (including mechanical systems and/or equipment used in the operation of the Building) are damaged or destroyed by fire or other casualty, Tenant shall have the right to terminate this Lease in accordance with the provisions of this subparagraph. If the damage or destruction (i) occurs within the last six (6) months of the then-current Term of this Lease, which Term Tenant has not extended pursuant to express provisions of this Lease, and will take more than sixty (60) days to restore measured from the date of the fire or other casualty, or (ii) renders all or a substantial portion of the Building untenantable, Tenant may terminate this Lease by giving Landlord written notice thirty (30) days after the date of fire or other casualty, and the Lease shall be deemed to be terminated as of the date Landlord receives Tenant's notice, but affording Tenant sufficient time and opportunity to remove its property from the Premises. If the commencement or substantial completion of the restoration of the Premises does not occur, or in Landlord's reasonable judgment (of which Tenant shall be given notice within thirty (30) days after the fire or other casualty) will not occur, within sixty (60) days after the fire or other casualty, Landlord shall notify Tenant in writing (which notice shall include Landlord's reasonable estimate of the date of substantial completion of the restoration), and Tenant shall have the right to terminate this Lease effective as of the date of Landlord's notice to Tenant, but affording Tenant sufficient time and opportunity to remove its property from the Premises, by giving written notice of termination within fifteen (15) business days after its receipt of Landlord's notice. In the event of any termination pursuant to this subparagraph; neither party shall have any further liability to the other under the Lease except for obligations which were accrued and unpaid as of the date of the casualty, subject to appropriate set-offs, if any. If Tenant does not terminate this lease as provided above, and the substantial completion of the restoration does not occur by the estimated date of substantial completion contained in Landlord's notice, within ten (10) business days after a determination is made that substantial completion will not occur by the estimated date, Landlord shall provide Tenant a second written notice estimating the extended date of substantial completion and Tenant shall again have the right, exercisable by written notice given with ten (10) business days after the receipt of Landlord's notice, to terminate the Lease within the fifteen (15)-day time period set forth above. In each instance in which Tenant elects not to exercise its right to terminate as provided in this subparagraph, that right to terminate, following the same procedure and schedule, shall arise again if substantial completion has not occurred by the estimated date of substantial completion set forth in the notice upon which Tenant's previous election not to terminate was based.




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                   15. Landlord's Right to Enter. Tenant will permit Landlord, its agents, employees and any other persons authorized by Landlord in writing, to enter the Premises at reasonable times during Tenant's normal operating hours, which times have been mutually agreed upon by Landlord and Tenant, and after Landlord's first having given Tenant at least twenty-four (24) hours' prior written notice (except in the event of an emergency, in which case prior written notice shall not be required), to inspect and exhibit the Premises and to make alterations, improvements or repairs to the Building that may reasonably be necessary to the operation, preservation or maintenance of the Building; provided, however, that such entry by Landlord shall not deprive Tenant of or interfere with Tenant's use of the Premises and/or operation of its business in and from the Premises.



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                   16. Insurance.

                            (a) Throughout the Term of this Lease and any
renewal or extension of it, Landlord shall carry commercial general liability insurance endorsed for contractual liability covering Landlord and having limits of not less than $3,000,000 per occurrence and annual aggregate limit for bodily injury, and $1,000,000 per occurrence and annual aggregate limit for property damage. Landlord's liability policy shall name Tenant as an additional insured and provide that it shall not be cancelled or changed without at least thirty
(30) days' prior written notice to Tenant. Landlord's policy(ies) shall be issued by insurers of recognized responsibility licensed to do business in Florida, and certificates of such insurance certified by the insurer shall be supplied to Tenant. All premiums for Landlord's insurance and any endorsements to such coverage shall be the responsibility of and shall be paid for by Landlord.

                            (b) Tenant will not knowingly do or commit, or
suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Building or the Premises, or any part thereof, shall become void or suspended, or the insurance risk on the Building or the Premises or any part thereof shall (in the opinion of the insurer or proposed insurer) be rendered materially more hazardous. If it is determined that (in the opinion of the insurer or proposed insurer) conduct of the Tenant caused the insured risk on the Building or the Premises, or any part thereof, to be materially more hazardous with a resulting increase in premium, Tenant shall pay as additional rent the amount of any increase of premiums for such insurance within thirty (30) days after receiving a bill for the increase in premium supported by documentation evidencing the determination of materially increased hazard and resulting increase in premium. Notwithstanding anything to the contrary in this subparagraph, Tenant shall have the right to contest any determination of materially increased hazard and resulting increase in premium. To the extent that Tenant's contest is successful, any rebate or refund of premium shall be paid directly to Tenant, or paid over by Landlord to Tenant within ten (10) days after Landlord's receipt of the rebate or refund.




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                            (c) Tenant shall obtain and maintain all-risk, fire
and extended coverage upon the Building, and all alterations, additions, improvements (leasehold or otherwise) and decorations in, or and to the Building. Such coverage shall include full replacement cost coverage and an agreed amount endorsement, and shall provide for a deductible of no more than $5,000. The premium for such coverage shall be paid by Landlord either within five (5) business days after Landlord's receipt of an invoice from Tenant, or by Tenant's deduction of the premium from the monthly installment of rent, at Tenant's option. Payment of the deductible shall be solely the responsibility of Landlord, and shall be paid by Landlord to Tenant within five (5) business days after Landlord's receipt of Tenant's written demand for payment.



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                            (d) Throughout the Term of this Lease and any
renewal or extension of it, Tenant shall maintain, at Tenant's expense, (i) all risk, fire and extended coverage insurance against hazards to Tenant's personal property located on or in the Premises up to their full replacement cost, and
(ii) a policy or policies of comprehensive general public liability insurance, endorsed for contractual liability, having such limits of not less than $3,000,000 per occurrence and annual aggregate limit for bodily injury, and $1,000,000 per occurrence and annual aggregate limit for property damage. Such policies shall name Landlord as an additional insured and provide that they shall not be cancelled or changed without at least thirty (30) days' prior written notice to Landlord. All of Tenant's policies shall be issued by insurers of recognized responsibility licensed to do business in Florida, and certificates of such insurance certified by the insurers shall be supplied to Landlord. All premiums for Tenant's insurance and any endorsements to such coverage shall be the responsibility of and shall be paid for by Tenant.

                            (e) Notwithstanding anything in this Lease to the
contrary, each party hereby releases the other party, its agents and employees, to the full extent that the releasing party is or is required under this Lease to be insured, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or other tortious act or omission of the other party, its agents or employees. Each and every policy of property insurance of the party so releasing shall contain a clause either (i) that such release shall not affect the policy or the right of the insured to recover thereunder, or (ii) an express waiver of the insurer's rights of subrogation.




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                   17. Representations and Warranties of Landlord.

                            (a) Landlord represents and warrants that:

                                    (1) The mechanical systems serving and/or
                   delivering services and/or utilities to the Building (including, but not limited to heating, ventilation, air conditioning, plumbing, and electrical systems) have been maintained continuously by Landlord, its agents, employees or independent contractors, and that those systems are and on the Commencement Date will be in good condition, working order and fully operative.

                                    (2) The current zoning classification of the
                   Premises is "C-2", and the construction of the Building on the Land, and Tenant's operation of its business from and use of the Building does not violate any zoning, subdivision, building or similar laws, codes, ordinances, orders, regulations or recorded plats, and there are no presently outstanding and uncured notices of violations;

                                    (3) Landlord has not received notice of any
                   condemnation proceeding or other proceedings in the nature of eminent domain ("Taking"), and no Taking has been threatened.

                                    (4) The Building was constructed in
                   accordance with, and complies with, all applicable federal, state and local laws, ordinances, codes, rules, orders, regulations or requirements. Landlord has no knowledge of any defective condition, structural or otherwise, with respect to the Building.

                                    (5) The Premises and all activities and
                   conditions at the Premises have been in compliance with the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq., as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq., as amended from time to time ("RCRA"), and the Clean Water Act, 33 U.S.C. ss.ss.7401 et seq., as amended from time to time, the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et seq., as amended from time to time, and with all other federal, state and local environmental statutes, ordinances, regulations, orders and requirements of common law, regarding and including, without limitation: the discharge, emission or release of any Contaminant (hereinafter defined) to the air, soil, surface water or ground water; the discharge of any dredge or fill material to a wetland or other water of the United States (as hereinafter defined); the storage, treatment, disposal or handling of any Contaminant; or the construction, operation, maintenance or repair of aboveground or underground storage tanks (collectively, "Environmental Laws").

                                    (6) No Contaminant that may require
                   remediation under Environmental Laws is present on, over or under or is migrating from the Premises. The term "Contaminant" shall mean any "hazardous substance", "pollutant or contaminant" as defined pursuant to CERCLA or the Spill Act, "petroleum" as defined pursuant to RCRA or the Spill Act or any material containing petroleum, any polychlorinated biphenyls (PCBs) or substances containing PCBs, any urea formaldehyde foams, or any asbestos or materials containing asbestos.

                                    (7) Neither radon nor any radon progeny is
                   present at any area of the Premises in excess of 4 picocuries/liter.

                                    (8) Neither Landlord, nor any prior tenant
                   of the Premises, has generated, stored, treated, disposed of, discharged, released, emitted or otherwise handled any Contaminant on, over, under, from or in any manner affecting the Premises. For the purposes of this paragraph only, "Contaminant" shall not include construction materials (other than asbestos, polychlorinated biphenyls or urea formaldehyde foam), office equipment, fuel and other similar products contained in vehicles and cleaning solutions and other maintenance materials that are customarily used or stored incidental to and are reasonably necessary for the operation or maintenance of the Building.

                                    (9) With the exception of a single
                   underground storage tank identified in the Phase I Report by Atlanta Testing & Engineering, No. 9042-1 dated June 28, 1991, no underground or above ground storage tanks are present at the Premises.

                                    (10) No civil, criminal or administrative
                   proceeding is pending or threatened relating to Environmental Laws or Contaminants on, over, under, from or affecting the Premises. Neither Landlord, nor its agents has received any notice of violation or potential liability regarding the Premises or activities thereon relating to Environmental Laws or Contaminants on, over, under, from or affecting the Premises and Landlord has no reason to believe that any such notice or notices will be received, nor does Landlord have reason to know of circumstances that would give rise to such notice or notices or proceedings in the future. Landlord has not entered into any consent order, consent decree, administrative order, judicial order or settlement relating to Environmental Laws or Contaminants on, over, under, migrating from or affecting the Premises.

                                    (11) All services necessary for the
                   operation of Tenants's business at and from the Building (including, but not limited to, electricity, gas, water, sanitary sewer and other requisite utilities) are available, installed and servicing the Building.

                            (b) The foregoing representations and warranties are
true and correct as of the date of this Lease, shall be true and correct at and as of the Commencement Date in all respects as though such representations and warranties were made both at and as of the date of this Lease, and at and as of the Commencement Date; and shall survive the expiration or earlier termination of this Lease.

                            (c) Landlord shall hold harmless, indemnify and
defend Tenant of, from and against any liability, claim, cause of action, demand, suit, proceeding, judgment, loss, penalty, fine, damages, costs and expenses (including, without limitation attorneys' fees and court costs) or the like asserted against or incurred by Tenant, arising out of or relating to the breach of any representation or warranty of Landlord, and/or arising out of or relating to the existence or non-existence of any condition as to which Landlord delivered its representation and warranty to Tenant. Notwithstanding any provision of this Lease to the contrary, it is understood and agreed that the remedy of indemnity pursuant to this subparagraph and Tenant's remedies at law may be inadequate in the case of any breach by Landlord of its representations and warranties, and Landlord agrees that Tenant shall be entitled to equitable relief and to the remedy of specific enforcement, to the extent necessary and appropriate. Landlord's obligations pursuant to this subparagraph shall survive expiration or earlier termination of this Lease.

                   18. Representations and Warranties of Tenant.

                            (a) Tenant represents and warrants that:

                                    (1) Tenant will not engage in activities at
                   the Premises that violate the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq., as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq., as amended from time to time ("RCRA"), and the Clean Water Act, 33 U.S.C. ss.ss.7401 et seq., as amended from time to time, the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et seq., as amended from time to time, and with all other federal, state and local environmental statutes, ordinances, regulations, orders and requirements of common law, regarding and including, without limitation: the discharge, emission or release of any Contaminant (hereinafter defined) to the air, soil, surface water or ground water; the discharge of any dredge or fill material to a wetland or other water of the United States (as hereinafter defined); the storage treatment, disposal or handling of any Contaminant; or the construction, operation, maintenance or repair of aboveground or underground storage tanks (collectively, "Environmental Laws").

                                    (2) Tenant will not discharge any
                   Contamination that may require remediation under Environmental Laws. The term "Contaminant" shall mean any "hazardous substance", "pollutant or contaminant" as defined pursuant to CERCLA or the Spill Act, "petroleum" as defined pursuant to RCRA or the Spill Act or any material containing petroleum, any polychlorinated biphenyls (PCBs) or substances containing PCBs, any urea formaldehyde foams, or any asbestos or materials containing asbestos.

                                    (3) Tenant will not generate, store, treat,
                   dispose of, discharge, release, emit or otherwise handle any Contaminant on, over, under, from or in any manner affecting the Premises. For the purposes of this paragraph only, "Contaminant" shall not include construction materials (other than asbestos, polychlorinated biphenyls or urea formaldehyde foam), office equipment, fuel and other similar products contained in vehicles and cleaning solutions and other maintenance materials that are customarily used or stored incidental to and are reasonably necessary for the operation or maintenance of the Building.

                            (b) Tenant shall hold harmless, indemnify and defend
Landlord of, from and against any liability, claim, cause of action, demand, suit, proceeding, judgment, loss, penalty, find, damages, cost and expenses (including, without limitation attorneys' fees and court costs) or the like asserted against or incurred by Landlord, arising out of or relating to the breach of any representation or warranty of Tenant, and/or arising out of or relating to the existence or non-existence of any condition as to which Tenant delivered its representation and warranty to Landlord. Notwithstanding any provision of this Lease to the contrary, it is understood and agreed that the remedy of indemnity pursuant to this subparagraph and Landlord's remedies at law may be inadequate in the case of any breach by Tenant of its representations and warranties, and Tenant Agrees that Landlord shall be entitled to equitable relief and to the remedy of specific enforcement, to the extent necessary and appropriate. Tenant's obligations pursuant to this subparagraph shall survive expiration or earlier termination of this Lease.

                   19. Repairs and Condition of Premises.

                            (a) Landlord shall be responsible to maintain,
repair and replace the foundations, roofs, exterior walls, bearing walls, and structural components (including, but not limited to, beams and columns) of the Building, and all components specifically excepted from the Premises pursuant to
Article 26 of this Lease. During the Term of this Lease, Tenant shall keep the Building, and at the expiration or other termination of this Lease, Tenant shall leave the Building, in good order and condition, ordinary wear and tear, damage by fire or other casualty and repairs to be performed by Landlord under this Lease alone excepted; and for that purpose and except as stated, Tenant will make all necessary repairs and replacements that are not the responsibility of Landlord under this Lease.

                   To the extent that the cost of any such repair or replacement exceeds $10,000, Tenant shall first obtain Landlord's consent, which Landlord shall not unreasonably withhold, condition or delay.

                            (b) Notwithstanding anything to the contrary in this
Lease or in this Article specifically, from and after the date on which the aggregate cost to Tenant to repair or maintain each separate of the electrical, plumbing and heating systems equals $5,000, and the aggregate cost to Tenant to repair or maintain the ventilation and air conditioning system equals $15,000, any repair or maintenance for that particular system shall be deemed to be a capital repair and the cost of such repair and/or maintenance in excess of that amount shall be deemed to be a capital expense, to be borne by and paid by Landlord exclusively.

                            (c) During the Term of this Lease, and at its
expiration or earlier termination, Tenant shall remove all dirt, rubbish, waste and refuse from the Premises, and at the termination of the Term will also have removed or caused to be removed all of its property from the Premises, so that Landlord may again have and repossess the Premises.

                   20. Compliance with Law. Tenant agrees to comply with those laws, ordinances, notices, requirements, orders, regulations and recommendations of Federal, State, or local authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, relating to Tenant's particular use of the Premises and any property owned by Tenant and located on the Premises or within the Building, the violation of which will have a material adverse impact on the use, condition or value of the Premises; and not to engage knowingly in activities at the Premises in violation of the Environmental Laws. Tenant shall use its good faith efforts to give Landlord prompt written notice of any accident on the Premises or in the Building and of any breakage, defect or failing in any of the systems or equipment servicing the Premises. Landlord shall comply with all legal requirements relating to the use, occupancy and condition of the Building; and covenants that it will cause the Building to conform to all applicable legal requirements as the same may change from time to time. Landlord represents and warrants that the Building has been constructed and maintained in accordance with all applicable laws, ordinances, notices, requirements, orders, regulations, codes and recommendations of Federal State or local authorities, such that Tenant shall be able to obtain and maintain all necessary permits to use and occupy the Building in the operation of Tenant's business.

                   21. Mechanics' Liens.

                            (a) The parties do not intend that the Landlord's
interest in the Premises is to be subject to liens for improvements made by Tenant to or upon the Premises. Tenant shall promptly pay all contractors and materialmen for work done or services, material, equipment or supplies furnished at the request of Tenant, so as to minimize the possibility of a claim being asserted or a lien attaching to the Premises or any portion of it. If any such lien or claim shall be filed, Tenant shall promptly after receipt of written request from Landlord, cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged promptly after written request from Landlord, then, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, contest such lien or claim, or to discharge it by payment, deposit, bond or otherwise. Any cost incurred by Landlord in contesting such lien claim, or causing it to be discharged shall be recoverable by Landlord from Tenant as additional rent pursuant to the terms of this Lease.

                   22. Recordation of Memorandum of Lease. Either party may record a memorandum or so called "short form" of this Lease. The cost and expense of preparing and recording any such memorandum or "short form" of Lease shall be paid by the party desiring that such memorandum or "short form" of Lease be recorded.

                   23. Default/Remedies of Landlord.

                            (a) If any of the following shall occur, such
occurrence shall constitute a default under this Lease (and the term "default" whenever used in this Lease shall refer only to the circumstance that exists after the giving of notice and the expiration of any cure or grace period provided in this Lease):

                                    (i) Tenant does not pay in full when due any
                   installment of Rent or any other sum payable by Tenant to Landlord under this Lease whether or not included as Rent under this Lease, and the failure continues for ten (10) days after Tenant receives written notice from Landlord specifying such failure;

                                    (ii) Tenant fails to perform or comply with
                   any obligation imposed upon Tenant under this Lease (other than the payment of money) and such failure continues for thirty (30) days after Tenant's receipt of written notice from Landlord specifying such failure, or such longer period as may be necessary if such failure cannot reasonably be cured within thirty (30) days even with the exercise of reasonable and diligent effort, but Tenant has commenced curative action within ten (10) days after Tenant's receipt of notice, and diligently and continuously pursues such curative action to completion.

                                    (iii) Tenant abandons the Premises;

                                    (iv) Tenant becomes the subject of
                   commencement of an involuntary case under the Federal bankruptcy laws as now or hereafter constituted, or there is filed a petition against Tenant seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant under the Federal bankruptcy laws as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, and the case is not dismissed within ninety (90) days after filing;

                                    (v) Tenant commences a voluntary case or
                   institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law;

                                    (vi) A receiver, conservator or similar
                   officer is appointed by a court of competent jurisdiction to take charge of all or a substantial part of Tenant's property, and that officer is not discharged and possession of Tenant's property is not restored to Tenant within ninety
                   (90) days after appointment;

                                    (vii) Tenant makes any assignment for the
                   benefit of creditors;

                                    (viii) Tenant's interest in the Premises or
                   under this Lease is the subject of levy under execution, attachment or other similar process of law and such actin is not cancelled or discharged within ninety (90) days after its occurrence.

                            (b) In any such event, and at the sole option of
Landlord, Landlord may pursue the following remedies:

                                    (i) Re-enter and repossess the Premises,
                   remove any property located in or on the Premises and store such property in a public warehouse or other secure place at the cost and expense of Tenant, giving Tenant twenty-four
                   (24) hours' prior written notice; or

                                    (ii) Re-let the Premises or any part of it
                   for Tenant's account; or

                                    (iii) Bring any action against Tenant to
                   recover the amount of any payment owing by Tenant to Landlord as such payment becomes due; or

                                    (iv) Terminate this Lease by giving Tenant
                   prior written notice of termination without relieving Tenant of any liability or obligations for payments that became due before termination; or

                                    (v) only as an alternative remedy to the
                   foregoing, and not in conjunction with or cumulatively with the foregoing remedies, Landlord may accelerate the rental due from Tenant to Landlord for the remainder of the then-current term, with the commensurate obligation on the part of Landlord to make all reasonable efforts to obtain and lease the Premises to a substitute tenant, including prospective substitute tenants produced by Tenant having reasonably satisfactory credit, and to give credit to Tenant against such accelerated obligation for payments received from such substitute tenant, in mitigation of Tenant's damages.

                            (c) No waiver by Landlord of any breach by Tenant of
any of Tenant's obligations, agreements or covenants in this Lease shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

                   As used in this Section, the "Term" shall include the term of this Lease and any renewals or extensions the Lease to which Tenant shall have become bound.

                   24. Default/Remedies of Tenant.

                            (a) If Landlord shall be in default under this Lease
including, but not limited to its failure to perform any of its duties or obligations under this Lease, for thirty (30) days after receipt of written notice from Tenant (unless such default is not capable of cure within thirty
(30) days, in which event Landlord shall have failed to commence curing such default within such thirty (30)-day period and diligently prosecuted such curative action to completion), in addition to any other rights Tenant may have at law or in equity, Tenant may but shall not be obligated to cure such default on behalf of Landlord. Landlord shall reimburse Tenant upon demand for all reasonable out-of-pocket costs and expenses incurred by Tenant in curing such default, including, without limitation, reasonable attorneys' fees and other legal expenses, together with interest thereon at the Lease Interest Rate accruing and payable until the date on which such costs and expenses are indefeasibly paid in full.

                            (b) If the cure provided for under subparagraph (a)
above involves a payment of Tenant for Landlord's account, then Tenant may offset the amount of such payment (plus interest at the Lease Interest Rate) against Rent payable by Tenant under this Lease.

                            (c) If Landlord's default is such that Tenant's
occupancy of the Premises and/or its operation of its business from the Premises is materially adversely affected, Tenant shall have the right to terminate this Lease by giving Landlord prior written notice of intention to terminate, and the Lease shall be deemed to be terminated as of the date specified in Tenant's notice.

                   25. Remedies Cumulative. Except as expressly provided elsewhere in this Lease, the remedies of the parties set forth in this Lease are cumulative and are in addition to and not exclusive of any other remedy given to them respectively in this Lease or which may be permitted by law.

                   26. Excepted from Premises. All ducts, pipes, conduits, wires or other equipment used in the operation of the Building and/or providing services or utilities to the Building, or any part of it, and any space occupied by them, whether or not within the Building, are excepted and reserved from the Premises and any obligation on the part of Tenant to maintain or repair the Premises, and Tenant shall not remove or tamper with the same and will permit Landlord to enter the Premises consistent with the provisions elsewhere in this Lease, to service, replace, remove or repair the same.

                   27. Lease Subordinated; Non-Disturbance and Attornment.

                            (a) Tenant agrees that this Lease shall be subject
and subordinate to the lien of any mortgage, deed of trust and/or other encumbrance previously or hereafter placed by Landlord upon the Premises or the Building, and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereafter referred to collectively as a "mortgage"), automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination; provided, that before the Commencement Date of this Lease and thereafter, within fifteen (15) days after Landlord's grant or creation of any additional or substitute mortgage, Landlord shall have obtained and delivered to Tenant in recordable form, an agreement from the holder of any such mortgage to which this Lease is or may be subordinate, a non-disturbance agreement containing a covenant binding upon the mortgagee, its successors and assigns, that so long as Tenant is not in default under the Lease, or if Tenant is in default under the Lease, so long as Tenant's time to cure such default has not expired, this Lease shall not be terminated or modified in any respect whatsoever, nor shall Tenant's right under the Lease or its occupancy of the Premises be disturbed or affected by reason of such mortgage or any foreclosure action or other proceeding that may be instituted in connection with such mortgage, and that Tenant shall not be named as a defendant in any such foreclosure action or other proceeding. Provided that the foregoing conditions are met, Tenant shall, within ten (10) days after the receipt of written request by any person who acquires Landlord's estate by foreclosure or otherwise, attorn to such person, provided such person assumes in writing Landlord's obligations under this Lease and agrees in writing not to disturb Tenant's rights under the Lease or its occupancy of the Premises, and further shall execute, acknowledge and deliver, within ten (10) days after the receipt of written request by Landlord or any mortgage holder, such further instruments evidencing such subordination, and such further instruments evidencing such attornment obligation, as may be reasonably requested by such holder, subject to the satisfaction of the foregoing provisions of this Article regarding non disturbance of Tenant.

                            (b) Notwithstanding anything the contrary contained
in the foregoing provisions of this Article, the holder of any mortgage may at any time subordinate its mortgage to the operation and effect of this Lease, without the necessity of obtaining Tenant's consent thereto, by giving notice of the same in writing to Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

                   28. Paramount Lease. Subject to the provisions of Article 27, above, requiring that Tenant receive a reciprocal agreement of non-disturbance, if Landlord is or becomes lessee of the Building or the Land, then Tenant agrees that Tenant's possession shall be that of a subtenant and subordinate to the interest of Landlord's lessor, its heirs, personal representatives, successors and assigns (such lessor and other persons being hereafter collectively referred to as the "Overlessor"). If Landlord's tenancy shall terminate by expiration, forfeiture or otherwise, Tenant agrees, subject to the provisions of Article 26, above, to attorn to Overlessor and to recognize Overlessor as Tenant's landlord upon the terms and conditions of this Lease for the balance of the Term of this Lease and any extensions or renewals of this Lease. Provided that Tenant receives an appropriate and acceptable agreement of non-disturbance, Tenant agrees within ten (10) days after its receipt of a written request from Landlord or any Overlessor, to execute, acknowledge and deliver, such further instruments reasonably requested evidencing such subordination of Tenant's right, title and interest under this Lease to the interests of Overlessor, and such further instruments of attornment, reasonably requested by such Overlessor. All such instruments shall be prepared at the sole cost and expense of Landlord or the Overlessor, and Tenant shall not be required to incur any cost or expense in executing or delivering such instruments. Unless and until the provisions of
Article 26, above, are met, requiring that Tenant receive a reciprocal agreement of non-disturbance, neither this Article nor any of its provisions shall be effective or enforceable against Tenant.

                   29. Condemnation. If the whole or a substantial part of the Premises is taken or condemned for a public or quasi-public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, such that in the reasonable opinion of Tenant the continued conduct of Tenant's business (as it existed before the taking) is not practicable, this Lease shall terminate automatically on the date that the right to possession shall vest in the condemning authority (the "Taking Date") with Rent being adjusted to the Taking Date. Tenant, at its own expense, shall be entitled to claim and to receive a separate award for damages resulting from such condemnation, taking or sale, including, but not limited to moving and related expenses, and such other awards and/or entitlements as may otherwise be provided by law.

                   30. Notices.

                            (a) All notices, demands, requests or other
communications from each party to the other required, desired or permitted under this Lease shall be in writing, given in compliance with this Article and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at their respective addresses set forth in Article 1, above.

                   Notices may be given on behalf of any party by its legal counsel.

                            (b) Each notice, demand, request or other
communication shall be given (i) by hand delivery, against a written receipt of delivery, or (ii) by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) by an overnight courier service guaranteeing next business-day delivery or (iv) via telecopier or facsimile transmission to the facsimile number listed in Article 1 above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i) or clause
(iii) above.

                            (c) Each notice, demand, request or other
communication shall be deemed to have been received (i) upon actual receipt by the addressee, if given by hand delivery; (ii) within two (2) business days after the date of deposit at any main or branch United States post office (evidenced by United States Post Mark) if sent pursuant to subparagraph (b) (ii) above, (iii) the next business day if sent pursuant to subparagraph (b)(iii) above, and (iv) upon electronic confirmation of receipt if sent pursuant to subparagraph (b)(iv) above, provided all conditions for valid transmission pursuant to subparagraph (b)(iv) above are met.

                   31. Definitions.

                            (a) Definition of "Landlord". The word "Landlord" is
used herein to include the Landlord named in Article 1 above and any subsequent owner of Landlord's interest in the Premises as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord, but no such person, whether or not named herein, shall have any liability hereunder after it ceases to hold such interest unless otherwise provided in this Lease.

                            (b) Definition of "Tenant". As used herein, the term
"Tenant" shall be deemed to refer to each and every person named in Article 1 above, and to such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant.

                            (c) Definition of "Fair Market Rent". The term "fair
market rent" shall mean the fair market rental value determined as follows: The fair market rental value of the Building shall be determined by Landlord and designated by notice from Landlord to Tenant, taking into consideration the fixed or base rental rates being quoted by other landlords for other buildings in comparable areas of Pinellas County of the same quality, condition and level of amenities, in either case as adjusted on account of pertinent differences such as the location, rentable square footage, length of term, leasehold improvements, the date the particular rental rates under consideration became effective, applicable distinctions between "gross leases" and "net leases", items payable by tenants, any other adjustments (including by way of indices) to base rental, and any other term or condition relevant in making such evaluation, subject to the limitations in Article 36, below. Landlord's determination of fair market rental value shall be final and binding unless Tenant submits that determination to the American Arbitration Association located in Tampa, Florida within thirty (30) days after Tenant's receipt of that determination. In the event that Tenant does submit that determination for arbitration, the fair market rental value shall be determined within sixty (60) days after submission by a panel of three arbitrators under the Commercial Arbitration Rules of the American Arbitration Association, whose determination shall be based upon the factors prescribed by this subparagraph; and subject to the limitations in
Article 36, below; and the award rendered by the arbitrators shall be final, conclusive and binding. Until such an award is rendered, Tenant's rental payments shall be made based on the Annual Fixed Rent for the immediately preceding Term subject to later adjustment upon rendering of the award.



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




                   32. Estoppel Certificate.

                            (a) The parties agree that from time to time, within
fifteen (15) business days after written request from the other, to execute, acknowledge and deliver to and in favor of any proposed or existing mortgagee or purchaser of the premises or any encumbrance holder, or any proposed and permitted assignee of Tenant's interest in this Lease or sublessee of Tenant, a written estoppel certificate in recordable form certifying (i) whether the Lease is in full force and effect; (ii) whether the Lease has been modified, supplemented or amended and if so, stating such modifications, supplements and amendments); (iii) the date to which the rent and other charges arising under the Lease have been paid; (iv) the amount of any prepaid rent or credits due Tenant, if any; (v) if applicable, that Tenant has accepted possession, and has entered into occupancy, of the Premises, and the Commencement Date and the corresponding expiration date; and (vi) whether or not, to the best knowledge of the signer of such certificate, there has been a default on the part of the other party in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default of which the signer may have knowledge. Any certification delivered pursuant to the provisions of this Article may recite that it is intended to be relied upon by the recipient.




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




                            (b) The failure of either party to execute,
acknowledge and deliver the estoppel certificate requested in accordance with the provisions of this Article within the fifteen (15)business-day period above shall constitute an acknowledgement by that party, which may be relied upon by the recipient of the estoppel certificate, of the truth of such facts and conditions as shall have been requested to be certified.

                   33. Brokers. Tenant and Landlord, respectively, represent and warrant to each other that they have dealt with no broker, agent or other intermediary who might be entitled to receive a commission in connection with this Lease and that no such broker or other intermediary brought the Building and/or the Premises to Tenant's attention, or, to the best of their knowledge, otherwise participated in bringing about this Lease, and they respectively agree to pay any commission, fee or charge due to any broker or other intermediary claiming by, through or under them respectively, who introduced Tenant and Landlord or brought the Building and/or the Premises to Tenant's attention or otherwise participated in bringing about this Lease. Landlord and Tenant agree respectively to indemnify each other with respect to any breach of the representations and warranties contained in this Article.




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




                   34. Whole Agreement. This Lease and all riders and exhibits attached to it and forming part of it set forth all of the promises, agreements, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold. There are no promises, agreements, conditions, warranties, representations or understandings, either oral or written, between them other than as set forth in this Lease. Except as herein otherwise provided, no subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both them.

                   35. Security Interest. Notwithstanding that Landlord may have a statutory lien for Rent against personal property of Tenant located on or in the Building, Landlord agrees that within five (5) business days after its receipt of a written request for the execution of a Landlord's Waiver in favor of any vendor, lessor or party providing financing for any personal property of Tenant located or to be located on or in the Building, Landlord will execute and deliver the requested Landlord's Waiver to Tenant or otherwise in accordance with Tenant's written instructions.



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                   36. Extension Option.

                            (a) Tenant shall have three (3) options to extend
the Term of this Lease for one (1) additional period of one (1) year each (individually, an "Extension Period"). The option for each additional one (1) year term may be exercised by Tenant giving written notice to Landlord not later than the date one hundred twenty (120) days before the then-current Termination Date. Except as stated below in this Article, all of the terms and conditions of this Lease in effect immediately prior to an Extension Period shall pertain equally in all respects during that Extension Period.

                            (b) Within thirty (30) days after receipt by
Landlord of the notice from Tenant prescribed in subparagraph (a) above, Landlord shall determine, in accordance with the provisions of Article 31 of this Lease, the Fair Market Rent for the subject Extension Period, which in any event shall not be less than the Annual Fixed Rent for the immediately preceding Term, and shall not exceed a three percent (3%) increase above the Annual Fixed Rent for the immediately preceding Term, and shall notify Tenant in writing of the Fair Market Rent.

                   37. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY MUTUALLY WAIVE ANY RIGHTS WHICH EITHER OF THEM MAY HAVE TO REQUEST A JURY TRIAL IN ANY PROCEEDING AT LAW OR IN EQUITY IN ANY COURT OF COMPETENT JURISDICTION.



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                   38. Miscellaneous

                            (a) Governing Law. This Agreement shall be governed
by and construed under the laws of the State of Florida.

                            (b) Modification. This Lease may not be changed or
modified unless such change or modification is in writing and signed by both Landlord and Tenant.

                            (c) Counterparts. This Lease may be executed in any
number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears on it, and all of which shall together constitute one and the same instrument. This Lease shall be binding when one or more counterparts of it, individually or taken together, shall bear the signatures of all of the parties reflected on this Lease as the signatories.

                            (d) No Waiver. Neither the failure nor any delay on
the part of either party to this Lease to exercise any right, remedy, power or privilege under this Lease shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any one occurrence be construed as a waiver of any right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party granting that waiver.

                            (e) Interpretation. No provision of this Lease shall
be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.



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                            (f) Time. Time is of the essence of this Lease. In
computing the number of days for purposes of this Lease, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period provided in this Lease, shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this provision, the term "holiday" shall mean a day other than a Saturday or Sunday on which banks in the state in which the Real Property is located are or may elect to be closed.

                            (g) Severability. If any provision contained in this
Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (and the application of such provision to persons or circumstances, if any, other than those in respect of which it is invalid or unenforceable) shall not be affected by such invalidity or unenforceability, and each and every other provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                            (h) Headings. The headings appearing in connection
with various portions of this Lease are for convenience only. They are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy. As used herein (a) the term "person" shall be deemed to mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity; (b) all references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; (c) each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part hereof.




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                           (i) Binding Effect. This Lease shall be binding
upon and inure to the benefit of Landlord and Tenant, and their respective, heirs, permitted successors and assigns, and legal representatives.

                   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement of Lease to be executed the day and year first written above.

                                                Landlord:

WITNESS:
                                                                          (Seal)


/s/                                            By: /s/ Jeffrey A. Lopatin
-------------------------                          -----------------------
                                                   Jeffrey A. Lopatin

WITNESS:

/s/
-------------------------


                                                Tenant:

WITNESS:                                        Kleinert's, Inc. of Florida, a
                                                Florida corporation



/s/                                            By: /s/ Joseph J. Connors
-------------------------                          -----------------------
                                                   Vice President

WITNESS:


                                                Attest:


                                                   -----------------------
                                                   (Ass't Sec'y/Treasurer)



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                                   EXHIBIT "A"



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